Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in:

•

the Registration Statements on Form S-3 (Nos. 333-133852; 333-130821; 333-112708; 333-123714; 333-70984; 333-15375; 333-18273; 333-43137; 333-97157; 333-97197; 333-83503; 333-07229; 333-51367; 033-57533; 033-30717; 033-49881; 333-13811; 333-47222; 333-65750; 333-64450; and 333-104151);

•	the Registration Statements on Form S-4 (No. 333-149204)

•	the Registration Statements on Form S-8 (Nos. 333-133566; 333-121513; 333-69849; 333-81810; 333-53664; 333-102043; 333-102852; 333-65209; 033-45279; 002-80406; 333-02875; 033-60695; and 333-58657);

•

and the Post-Effective Amendments on Form S-8 to Registration Statements on Form S-4 (Nos. 333-127124; 333-110924; 033-43125; 033-55145; 033-63351; 033-62069; 033-62208; 333-16189; 333-60553; and 333-40515)

of Bank of America Corporation of our report dated February 20, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Charlotte, North Carolina

February 28, 2008